PROMISSORY NOTE


$10,000,000                                     Bangor, Maine
						June 29, 2001


	FOR VALUE RECEIVED, on the Final Maturity Date (as defined herein) BANGOR HYDRO-ELECTRIC COMPANY (the "Borrower") promises to pay to the order of FLEET NATIONAL BANK (together with any successors or assigns, the "Bank"), a national banking association with an office at 80 Exchange Street, Bangor, Maine 04401 (such address or any other which may be specified by the Bank, the "Lending Office"), the principal amount of TEN MILLION DOLLARS ($10,000,000), or such lesser amount of loans (the "Loans") advanced pursuant to the Line Agreement (as defined below) and to pay interest on the unpaid principal balance hereof from time to time outstanding, for the period commencing on the date hereof, at the rates per annum as set forth herein on the Final Maturity Date.

	This Note is issued pursuant to a certain letter agreement (the "Line Agreement") of even date herewith between the Borrower and the Bank.

1.      CERTAIN DEFINED TERMS.

	As used herein, (i) "Obligations" means all indebtedness, obligations and liabilities of the Borrower under this Note, whether direct or indirect, absolute or contingent, matured or unmatured, due or to become due, arising by contract, operation of law or otherwise, whether now existing or hereafter arising, (ii) "holder" means the payee or any endorsee of this Note who or which is in possession of it, or the bearer hereof if this Note is at the time payable to the bearer, (iii) "Obligor" means the undersigned, any guarantor or other person primarily or secondarily liable hereunder or in respect hereof, including any person or entity who has pledged or granted to the Bank a security interest in, or other lien on, property on behalf of the undersigned as collateral for the Obligations, and (iv) "Final Maturity Date" shall mean October 1, 2001. Capitalized terms used herein and not otherwise defined shall have the same meanings as defined in the Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 29, 1998 (as amended and in effect from time to time, the "Credit Agreement"), by and amount the Borrower, the Bank and the other lending institutions listed on
Schedule 1 to the Credit Agreement and the Bank as the administrative agent and documentation agent for itself and such other lending institutions.

2.    INTEREST.

      Interest shall accrue and be payable as set forth in the Line Agreement.

3.    PAYMENT TERMS.

	3.1     PAYMENTS.   The Borrower further promises to pay, on the Final
Maturity Date, an amount equal to the unpaid principal balance hereunder plus all unpaid and accrued interest.

	All payments hereunder shall be made by the undersigned to the Bank in United States currency at the Bank's address specified above (or at such other address as the Bank may specify), in immediately available funds, on or before 2:00 p.m. (Bangor, Maine time) on the due date thereof. Payments received by the Bank prior to the occurrence of an Event of Default (as defined in Section 5 below) will be applied first to fees, expenses and other amounts due hereunder (excluding principal and interest); second, to accrued interest; and third to outstanding principal; after the occurrence of an Event of Default, payments will be applied to the Obligations under this Note and the Line Agreement as the Bank determines in its sole discretion. The undersigned may from time to time pay all or a portion of any amount owed hereunder earlier than it is due, without premium or other charge. The Bank may, and the undersigned hereby authorizes the Bank to, debit the amount of any payment not made by the time specified above to any demand deposit account of the undersigned with the Bank. Principal amounts repaid hereunder may be reborrowed prior to the Final Maturity Date in accordance herewith and the Line Agreement.

   The Bank is hereby irrevocably authorized by the undersigned to enter on the schedule forming a part of this Note or otherwise in its records appropriate notations evidencing the date and amount of the initial advance hereunder and the date and amount of each payment of principal made with respect thereto, and to attach to and make a part of this Note a continuation of any such schedule as and when required. No failure on the part of the Bank to make any such notation shall in any way affect any advance or the rights or obligations of the Bank or any Obligor with respect thereto. The entries on the records of the Bank (including any appearing on this Note and any schedule attached hereto), shall be prima facie evidence of the aggregate principal amount outstanding under this Note and interest accrued thereon.

3.2 DEFAULT RATE. To the extent permitted by applicable law, upon and after the occurrence of an Event of Default (whether or not the Bank has accelerated payment of this Note), interest on principal and overdue interest shall, at the option of the Bank, be payable on demand at a rate per annum equal to 4.0% above the Base Rate.

3.3 DEPOSIT ACCOUNT. At the request of the Bank, the undersigned shall maintain with the Bank all of its deposits accounts, including a commercial demand deposit account. The undersigned request and authorize the Bank to debit such commercial demand deposit account for amounts due hereunder on any date such amounts become due. The undersigned shall maintain sufficient collected balances in this account to pay any such amounts as they become due.

	3.4 PREPAYMENTS. The Borrower may prepay a LIBOR Rate Loan only upon three (3) Business Days prior written notice to the Bank (which notice shall be irrevocable), or any such prepayment shall occur only on the last day of the Interest Period for such LIBOR Rate Loan. The Borrower shall pay to the Bank, upon request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred as a result of: (a) any payment of a LIBOR Rate Loan on a date other than the last day of the Interest Period; (b) any failure by the Borrower to borrow a LIBOR Rate Loan on the date specified by the Borrower' written notice; and (c) any failure by the Borrower to pay a LIBOR Rate Loan on the date for payment specified in the Borrower's written notice. Without limiting the foregoing, the Borrower shall pay to the Bank a "yield maintenance fee" in an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closes to the term chosen pursuant to the LIBOR Rate Election as to which the prepayment is made, shall be subtracted from the LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the LIBOR Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above-referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Rate Election as to which prepayment is made.
The resulting amount shall be the yield maintenance fee due to the Bank upon the prepayment of a LIBOR Rate Loan. Each reference in this paragraph to "LIBOR Rate Election" shall mean the election by the Borrower of the LIBOR Rate. If by reason of an Event of Default, the Bank elects to declare the Note to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Rate Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

4.      REPRESENTATIONS, WARRANTIES AND COVENANTS.

	The Borrower makes the following representations and warranties, and agrees to the following covenants, each of which representations, warranties and covenants shall be continuing and in force so long as this Note is in effect and any Obligations hereunder remain unpaid:

(a) The address of the Borrower set forth on the last page hereof is the Borrower's chief executive office, and the Borrower will not change its chief executive office without giving the Bank at least 30 days' prior written notice thereof.

(b) The Borrower is a duly organized and validly existing corporation and is in corporate good standing under the laws of the State of Maine, is properly licensed and has the corporate power and authority and the legal right to own its property and conduct the business in which it is engaged or presently proposes to engage and is duly licensed and qualified as a foreign organization in good standing under the laws of each jurisdiction where the failure to qualify as such would have a material adverse effect.

(c) The Borrower has the corporate power and authority and the legal right to make, deliver and perform this Note and the Line Agreement. The Borrower has taken all necessary corporate action (including, but not limited to, the obtaining of any consent of stockholders required by law or by the Certificate of Incorporation or by-laws) to authorize the execution, delivery and performance of this Note and the Line Agreement and to authorize the transactions contemplated hereby and thereby.

(d) Each of this Note and the Line Agreement, and each other instrument and document executed by the Borrower and delivered to the Bank pursuant to the terms hereof and thereof, constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and general principles of equity, and there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against, or affecting, the Borrower or any of its officers or directors calling into question the legality, validity or enforceability of any thereof.

(e) The execution, delivery and performance of this Note do not and will not (i) violate any applicable law, rule or regulation of any governmental agency; (ii) contravene any provision of any agreement, instrument, order or undertaking binding on the Borrower or by which any of its properties are bound or affected; (iii) result in or require the imposition of any mortgage, pledge, security interest, lien or other charge or encumbrance of any kind or nature upon or with respect to any of the properties of the Borrower; or (iv) require the consent or approval of, or filing or registration with, any governmental or other agency or authority, or any other party.

(f) The Borrower will use the proceeds of this Note solely to fund short term working capital purposes of the Borrower.

(g) The Borrower will deliver to the Bank (i) the financial statements referred to in Section 9.4(a) of the Credit Agreement within 120 days of the Borrower's fiscal year end, together with the compliance certificate referred to in Section 9.4(c) of the Credit Agreement, (ii) the financial statements referred to in Section 9. 4(b) of the Credit Agreement within 45 days of the Borrower's fiscal quarter end, together with the compliance certificate referred to in Section 9.4(c) of the Credit Agreement, and (iii) such other financial statements and other information as the Bank may request. All such information shall be true and correct and shall fairly represent the financial condition of the Borrower as of the date and for the periods for which the same are furnished. The Borrower will notify the Bank promptly of the existence or upon the occurrence of any Event of Default or event which, with the giving of notices or the passage of time, or both would become an Event of Default.

(h) The Borrower hereby makes each of its representations and warranties set forth in Section 8 of the Credit Agreement, and each of such representations and warranties are hereby incorporated by reference herein as if set forth fully herein. The Borrower shall at all times comply with each of its covenants and agreements set forth in Sections 9, 10 and 11 of the Credit Agreement, and each of such covenants are hereby incorporated by reference herein as if set forth fully herein.

5.      DEFAULTS AND REMEDIES.

5.1 DEFAULT. The occurrence of any of the following events or conditions shall constitute an "Event of Default" hereunder:

(a) the Borrower shall fail to pay when due and payable any principal hereunder when the same becomes due;

(b) the Borrower shall fail to pay interest or fees hereunder when due;

(c) the Borrower shall fail to perform any term, covenant or agreement contained in this Note or the Line Agreement;

(d) any representation or warranty of the Borrower in this Note or the Line Agreement (whether by reference or otherwise) or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

(e)     the Credit Agreement is terminated; or

(f) an "Event of Default" as defined in the Credit Agreement (or in any substantially similar provision of any restatement thereof) shall have occurred and be continuing.

5.2     REMEDIES.  Upon an Event of Default described in Sections 14.1(g) or
(h) of the Credit Agreement (or in any substantially similar provision of any restatement thereof), immediately and automatically, and upon or after the occurrence of any other Event of Default at the option of the Bank, all Obligations of the undersigned shall become immediately due and payable without notice or demand. All rights and remedies of the Bank are cumulative and are exclusive of any rights or remedies provided by law or in equity or any other agreement, and may be exercised separately or concurrently.

5.3 TERMINATION OF COMMITMENT. Upon an Event of Default described in Sect. 14.1(g) or (h) of the Credit Agreement (or in any substantially similar provision of any restatement thereof), any unused portion of the credit hereunder and the Line Agreement shall forthwith terminate and the Bank shall be relieved of all further obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, the Bank may, by notice to the Borrower, terminate the unused portion of the credit hereunder and the Line Agreement, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and the Bank shall be relieved of all further obligations to make Loans. No termination of the credit hereunder shall relieve the Borrower or any other Obligor of any of the Obligations.

6.      MISCELLANEOUS.

6.1 WAIVER; AMENDMENT. No delay or omission on the part of the Bank or any holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right or any amendment hereto shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion bar or waive the exercise of any such right on any future occasion. Without limiting the generality of the foregoing, the acceptance by the Bank of any late payment shall not be deemed to be a waiver of the Event of Default arising as a consequence thereof.
Each Obligor, by execution hereof to which it is a party, waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note or of any collateral for the Obligations, and assents to any extensions or postponements of the time of payment and to any other indulgences under this Note or with respect to any such collateral, to any substitutions, exchanges or releases of any such collateral, and to any additions or releases of any other parties or persons primarily or secondarily liable hereunder, that from time to time may be granted by the Bank in connection herewith.

6.2 SET-OFF. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Bank is hereby authorized at any time and from time to time, without notice to the undersigned (any such notice being expressly waived by the undersigned) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the Obligations of the undersigned, although such Obligations may be contingent or unmatured.

6.3 INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Bank and its affiliates from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all claims, liabilities, losses, damages and expenses of every nature and character arising out of this Note or the Line Agreement or the transactions contemplated hereby or thereby including, without limitation, (i) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (ii) the Borrower entering into or performing this Note or the Line Agreement or (iii) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution, delivery, and performance of this Note or the Line Agreement. In litigation, or the preparation therefor, the Bank and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Sect. 6.3 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

6.4 EXPENSES. The undersigned will pay on demand all reasonable expenses of the Bank and its affiliates in connection with the negotiation, preparation, administration and interpretation of this Note, the default, collection, waiver or amendment of the Obligations or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, the reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an Obligation secured by any such collateral.

6.5 BANK RECORDS; NOTICE. The entries on the records of the Bank (including any appearing on this Note) shall be prima facie evidence of the aggregate principal amount outstanding under this Note and interest accrued thereon. Any communication to be made hereunder shall (i) be made in writing, but unless otherwise stated, may be made by telex, facsimile transmission or letter, and (ii) be made or delivered to the address of the party receiving notice which is identified with its signature below or in the case of the Bank, at its Lending Office (unless such party has, by five (5) days written notice, specified another address), and shall be deemed made or delivered, when dispatched, left at that address, or five (5) days after being marked, postage prepaid, to such address.

6.6 INFORMATION. The undersigned shall provide to the Bank any information relating to any Obligor or any collateral securing this Note as the Bank may reasonably require. All such information shall be true and correct in all material respects when taken as a whole and in the case of financial information, shall, where applicable fairly represent the financial condition and the operating results of such Obligor as of the date and for the periods for which the same are furnished. The undersigned shall upon reasonable notice permit representatives of the Bank to inspect its properties and its books and records, and to make copies or abstracts thereof during regular business hours. Each Obligor authorizes the Bank to release and disclose to its affiliates, agents and contractors any financial statements and other information relating to said Obligor provided to or prepared by or for the Bank in connection with any Obligation. The undersigned will notify the Bank promptly of the existence or upon the occurrence of any Event of Default or event which, with the giving of notice or the passage of time or both, would become an Event of Default.

6.7 GOVERNING LAW; CONSENT TO JURISDICTION. This Note is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law rules. Each of the undersigned agrees that any suit for the enforcement of this Note may be brought in the courts of such state or any federal court sitting in such state and consents to the non-exclusive jurisdiction of each such court and to service of process in any such suit being made upon the undersigned by mail at the address specified below. The undersigned hereby waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

6.8 SEVERABILITY; AUTHORIZATION TO COMPLETE; PARAGRAPH HEADINGS. If any provision of this Note shall be invalid, illegal or unenforceable, such provisions shall be severable from the remainder of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Bank is hereby authorized, without further notice, to fill in any blank spaces in this Note, and to date this Note as of the date funds are first advanced hereunder. Paragraph headings are for the convenience of reference only and are not a part of this Note and shall not affect its interpretation.

6.9 JURY WAIVER. THE BANK (BY ITS ACCEPTANCE OF THIS NOTE) AND THE UNDERSIGNED AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS NOTE, THE LINE AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE BANK NOR THE UNDERSIGNED HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

6.10 INTEREST RATE LIMITATION. All agreements between the undersigned, any other Obligor and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Bank for use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.

6.11 REPLACEMENT OF NOTE. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Note or any other document delivered in connection with this Note which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other document, the Borrower will issue, in lieu thereof, a replacement note or other document in the same principal amount thereof and otherwise of like tenor.


IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed by its respective officers hereunto duly authorized as of the day and year first above written.

				BANGOR HYDRO-ELECTRIC COMPANY

				/s/ Frederick S. Samp
				__________________________________


				Address:        _______________
						_______________
						_______________


			    SCHEDULE


   $__________________ Note dated ________________, 2001 of BANGOR HYDRO-
ELECTRIC COMPANY payable to the order of FLEET NATIONAL BANK.

Date and
Amount of
Payment                                           Notation
Received                                          made by

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